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                                                                    Exhibit 99.1
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News Release
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Contact:
Stacy Hendricks                                                        Mark Lamb
Public Relations Manager                             Investor Relations Director
Onyx Software                                                      Onyx Software
(425) 519-9253                                                    (425) 519-4034
stacyh@onyx.com                                                   markl@onyx.com

                                                           For Immediate Release
                                                                January 30, 2001

            Onyx Names Rechan President and Chief Operating Officer

Bellevue, Wash. - Onyx Software Corp. (Nasdaq: ONXS) today announced the appointment of IBM executive Leslie Rechan to the position of president and chief operating officer reporting directly to Brent Frei, Onyx Software's chief executive officer.

"Onyx has grown revenue at a compounded annual rate of 123 percent over the last five years with year 2000 revenues in excess of $120 million," said Frei. "As we continue to expand the business at a rapid pace, it's important that we also continue to augment the executive team to meet the changing demands. Les is a key addition to the executive team that will lead Onyx through the next stage of growth. Alignment of our operations is critical as we drive penetration up market, deepen our expertise in key verticals and build out strategic partnerships. Les will have a sharp focus on the revenue-generating portions of Onyx and the organizational model necessary for our next phase of growth. He'll also be responsible for ensuring day-to-day execution and alignment around our key go-to-market strategies."

In Les Rechan, Onyx Software is tapping the talents of a recognized international executive with a distinguished career inside a world-class technology company. Throughout his 16-year tenure with IBM Corp., Les has demonstrated sales success, the agility to launch new and innovative solutions, and the ability to generate substantial business growth in emerging markets through a high-performance sales organization.

Les was previously vice president, communications sector, reporting directly to the general managers of IBM Asia Pacific and IBM global communications sector. In that role, divisions under Les's guidance generated multi-billion dollar revenues with rapid rates of growth in key segments. He successfully helped launch new service provider, wireless and digital media solutions, and drove IBM's strategy, business relationships, market share and offerings to the telecommunications, service provider, media and entertainment, and utilities & energy services industries in the Asia Pacific region. Les also ran successful IBM organizations in Europe and the United States, directing travel and transportation, manufacturing and process, and development and services groups.

Commenting on Rechan's recruitment, Frei said "The ability to attract this level of talent speaks volumes about our reputation and the opportunity we offer at Onyx."

                                    - more-
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"There are three primary reasons I am excited about joining Onyx," said Rechan.
"First, Onyx has created a unique culture that attracts high-performance people dedicated to customer success. Secondly, I consider Onyx's leadership and vision to be recognized and highly valued within the technology industry. Finally, I see a personal opportunity to be part of a success story and to join a competitive team that intends to win."

About Onyx Software
-------------------
Onyx Software Corp. (Nasdaq: ONXS) is a global supplier of enterprise-wide, customer-centric e-business applications that connect and power a company's entire e-business world, including customers, partners and sales, marketing and service groups, making total customer and partner information available enterprise-wide. Onyx's products are known for flexibility, reliability and ease of use, resulting in high return on investment, low total cost of ownership and industry-leading customer satisfaction. Onyx operates worldwide, with customers including American Express, Broadwing, Commerce One, Credit Suisse, Dreyfus, FirstWorld Communications, Portland Trail Blazers, Prudential Securities and Sierra Health Services. For more information, call 888-275-6699, email info@onyx.com or visit www.onyx.com.


This press release contains forward-looking statements. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx's actual results include, but are not limited to, the "Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price" described in our quarterly report on form 10-Q for the quarter ending September 30, 2000. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.


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